UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017 (August 24, 2017)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 24, 2017, Nxt-ID, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices at 285 North Drive, Melbourne, Florida 32934. As described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 4, 2017, at the Annual Meeting the stockholders were asked to vote on six matters: (i) the election of directors, (ii) the ratification of the appointment of an independent registered public accounting firm, (iii) the establishment of the Company’s 2017 Stock Incentive Plan, (iv) an advisory resolution on the compensation of the Company’s named executive officers, (v) an advisory resolution on the frequency of the stockholders’ advisory vote on the compensation of the Company’s named executive officers, and (vi) the approval of the issuance of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), upon the conversion of certain exchange notes and the exercise of certain exchange warrants of the Company, in an amount equal to 20% or more of the Company’s outstanding Common Stock.

Of the 12,254,411 shares of Common Stock outstanding and entitled to vote as of June 30, 2017, the record date for the Annual Meeting, 7,948,975 shares were present at the Annual Meeting in person or by proxy. As such, a quorum was established at the Annual Meeting.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office of each director will be until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors are as follows:

Name	For	Withheld	Broker Non-Votes
Gino M. Pereira	3,338,403	138,699	4,471,873
Major General David R. Gust, USA, Ret.	3,335,374	141,728	4,471,873
Michael J. D’Almada-Remedios, PhD	3,315,960	161,142	4,471,873
Daniel P. Sharkey	3,329,102	148,000	4,471,873
Robin D. Richards	3,378,976	98,126	4,471,873
John Bendheim	3,376,386	100,716	4,471,873
Michael Orlando	3,476,251	851	4,471,873

In addition, the stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, by a vote of 7,632,156 shares for the proposal; 195,962 shares against the proposal; and 120,857 abstentions. There were no broker non-votes.

The stockholders also approved the proposal to establish the Company’s 2017 Stock Incentive Plan by a vote of 3,179,947 shares for the proposal; 268,750 shares against the proposal; 28,405 abstentions; and 4,471,873 broker non-votes.

The stockholders also approved an advisory resolution on the compensation of the Company’s named executive officers by a vote of 3,189,079 shares for the resolution; 253,403 shares against the resolution; 34,620 abstentions; and 4,471,873 broker non-votes.

The stockholders also recommended, on an advisory basis, that the frequency of the stockholders’ advisory vote on the compensation of the Company’s named executive officers should be once every three years by a vote of 3,022,029 shares for once every three years; 67,997 shares for once every two years; 349,572 shares for once every year; 37,504 abstentions; and 4,471,873 broker non-votes.

Lastly, the stockholders approved the proposal to issue the Company’s Common Stock, upon the conversion of certain exchange notes and the exercise of certain exchange warrants of the Company, in an amount equal to 20% or more of the Company’s outstanding Common Stock by a vote of 3,109,936 shares for the proposal; 334,121 shares against the proposal; 33,405 abstentions; and 4,471,873 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXT-ID, INC.

Date: August 25, 2017	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

3